                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No.)

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             IVI PUBLISHING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

May 2, 1997

To Our Shareholders:

    The Board of Directors of IVI Publishing, Inc. joins me in extending a cordial invitation to attend our 1997 Annual Meeting of Shareholders. The meeting will be held at The Marriott Southwest Hotel, Salon F-H, 5801 Opus Parkway, Minnetonka, Minnesota 55343 on Thursday, May 22, 1997, at 3:30 p.m., local time.

    In addition to voting on the matters described in the accompanying Proxy Statement, we will review IVI's 1996 business and discuss our direction for the coming years. After the formal business of the meeting, there will also be an opportunity to discuss matters of interest to you as a shareholder.

    It is important that your shares be represented at the meeting whether or not you plan to attend in person. Therefore, please sign and return the enclosed proxy in the envelope provided. If you do attend the meeting and desire to vote in person, you may do so even though you have previously sent in a proxy.

    We hope that you will be able to attend the meeting, and we look forward to seeing you.


                                  Sincerely,


                                  /s/  Joy A. Solomon
                                  ------------------------------
                                  Joy A. Solomon
                                  President and Chief Executive Officer

                                  IVI PUBLISHING, INC.


Enclosures

                                 IVI PUBLISHING, INC.
                               7500 FLYING CLOUD DRIVE
                            EDEN PRAIRIE, MINNESOTA  55344


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                     MAY 22, 1997


TO THE SHAREHOLDERS OF IVI PUBLISHING, INC.:

    The Annual Meeting of Shareholders of IVI Publishing, Inc. will be held at The Marriott Southwest Hotel, Salon F-H, 5801 Opus Parkway, Minnetonka, Minnesota 55343 on Thursday, May 22, 1997, at 3:30 p.m., local time, for the following purposes:

         1.   To set the number of directors to be elected at seven (7);
         2.   To elect members of the Board of Directors;
         3. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 1997;
         4. To amend the Director Option Plan to: (i) increase the number of shares for issuance under the Plan to an aggregate of 300,000 shares of Common Stock, (ii) increase the number of shares granted to new Non-Employee Directors to 25,000 shares of Common Stock (iii) increase the annual option grant to all Non-Employee Directors to 5,000 shares of Common Stock and (iv) to permit the Board, from time to time, to grant special options to Non-Employee Directors outside of the formula provision of the plan; and
         5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

    Shareholders of record on March 27, 1997, will be entitled to vote at the Annual Meeting or any adjournments thereof.


    YOUR VOTE IS IMPORTANT.  YOU ARE REQUESTED TO READ CAREFULLY THE ATTACHED
PROXY STATEMENT.   YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED CARD
AUTHORIZING CHARLES A. NICKOLOFF AND JOY A. SOLOMON, OFFICERS OF THE COMPANY, TO VOTE FOR YOU AT THE MEETING.


                                       By Order of the Board of Directors


                                       IVI Publishing, Inc.

                                       /s/  Joy A. Solomon
                                  ------------------------------
                                       Joy A. Solomon
                                       President and Chief Executive Officer

Eden Prairie, Minnesota
April 30, 1997

                                   PROXY STATEMENT
                                          OF
                                 IVI PUBLISHING, INC.
                               7500 FLYING CLOUD DRIVE
                            EDEN PRAIRIE, MINNESOTA  55344

                            ------------------------------

                            ANNUAL MEETING OF SHAREHOLDERS

                                     MAY 22, 1997

                            ------------------------------

                                  PROXIES AND VOTING

    This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of IVI Publishing, Inc. (the "Company") to be used at the Annual Meeting of the shareholders of the Company to be held at 3:30 p.m., local time, on May 22, 1997, at The Marriott Southwest Hotel, Salon F-H, 5801 Opus Parkway, Minnetonka, Minnesota 55343. The meeting has been called for the purposes set forth in the accompanying Notice of Annual Meeting.

    Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing or at the meeting. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournment thereof. Presence at the Annual Meeting of a shareholder who has signed a proxy does not alone revoke that proxy. This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about May 2, 1997.

    Only shareholders of record as of the close of business on March 27, 1997, will be entitled to vote at the Annual Meeting. As of the Record Date (the "Record Date"), the Company had outstanding 7,662,850 shares of Common Stock, $.01 par value ("Common Stock").

    Holders of Common Stock of record on the Record Date, voting together as a single class, will be entitled to one vote per share on (1) setting the number of directors, (2) the election of directors, (3) the ratification of the appointment of the independent auditors, (4) amending the Director Option Plan and (5) all other business properly presented at the meeting.

    Proxies which are signed by shareholders but which lack any specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the slate of directors proposed by the Board of Directors and listed herein. Abstentions are treated as being present and, because the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on a particular proposal is necessary for adoption of such proposal, the effect of an abstention is a vote against the proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matters.

             PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 27, 1997, by (i) each person known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each executive officer named in the Summary Compensation Table, (iii) each director of the Company, and (iv) all directors and executive officers as a group. As of March 27, 1997, there were 7,662,850 outstanding shares of Common Stock.


           Name of 5% Shareholder (1),                   Number of shares        Percentage of
          Executive Officer or Director             Beneficially owned (2) (3)       Class
          ----------------------------              --------------------------   -------------
Perkins Capital Management, Inc.                           819,439 (4)              10.28%
Medical Innovation Partners and Affiliates                 764,908 (5)               9.79
Frazier Management, L.L.C.                                 637,957 (6)               8.00
Mayo Foundation for Medical Education and Research         490,000                   6.39
Wayne William Mills                                        473,750 (7)               6.13
Ronald E. Eibensteiner                                     277,731 (8)               3.60
Alan D. Frazier                                            637,957 (6)               8.00
Timothy I. Maudlin                                         715,408 (9)               9.15
Joy A. Solomon                                             139,903 (10)              1.79
Ronald G. Buck                                              80,000 (11)              1.04
Charles A. Nickoloff                                        63,750 (12)                *
Timothy J. Walsh                                            38,269 (13)                *
Nicholas C. Bluhm                                           20,000 (14)                *
Michael A. Brochu                                             ---                    ---
All Directors and Executive Officers as a Group
  (8 persons)                                              1,757,166 (15)           20.95

  *  Less than one percent.

 (1) The address of Perkins Capital Management, Inc. is 730 East Lake Street, Wayzata, Minnesota 55391. The address of Medical Innovation Partners, its affiliates identified in footnote (5) below and Mr. Maudlin is 421 Opus Center, 9900 Bren Road East, Minneapolis, Minnesota 55343. The address of Frazier Management, L.L.C., its affiliates identified in footnote (6) below and Mr. Frazier is Two Union Square, 601 Union Street, Suite 2110, Seattle, Washington 98101. The address of Mayo Foundation for Medical Education and Research is 200 First Street S.W., Rochester, Minnesota 55905. The address of Mr. Mills is 5500 Wayzata Blvd., Suite 290, Minneapolis, Minnesota 55416.

 (2) Each shareholder possesses sole voting and investment power with respect to the shares listed, except as otherwise indicated. The Company has relied on information provided to it through Schedule 13 and other SEC filings and other available information.

 (3) Under the rules of the Securities and Exchange Commission, shares not actually outstanding are nevertheless deemed to be beneficially owned by a person if such person has the right to acquire the shares within 60 days. Pursuant to such SEC rules, shares deemed beneficially owned by virtue of a person's right to acquire them are also treated as outstanding when calculating the percent of class owned by such person and when determining the percentage owned by a group. As of March 27, 1997, AT&T Corporation had outstanding warrants to purchase up to 20% of the outstanding common shares of the Company at $14.00 per share, but because these warrants were not exercised by AT&T and expired on March 31, 1997, they have been omitted from this table.

 (4) Includes 225,000 shares that may be acquired by Perkins Capital Management, Inc. ("Perkins Capital") upon conversion of a 9% Convertible Subordinated Debenture and 80,000 shares that may be acquired by Pyramid Partners, L.P. of which Perkins Capital is the general partner upon conversion of a 9% Convertible Subordinated Debenture. Perkins Capital has sole voting power over 192,450 shares and sole dispositive power over 819,439 shares.

 (5) Includes 387,376 shares owned by Medical Innovation Fund ("MIF"), 83,784 shares subject to currently exercisable warrants held by MIF, 135,853 shares owned by Medical Innovation Fund II ("MIF II"), 909 shares owned by Medical Innovation Capital L.P. ("MICI L.P."), 29,500 shares owned by Mark B. Knudson, Ph.D. and members of his immediate family, 14,548 shares owned by Timothy I. Maudlin, 6,250 shares pursuant to an exercisable option, subject to shareholder approval of Proposal 4; 16,550 shares owned by his wife, 8,600 shares owned by their children, 20,000 shares owned by Anne H. Nickoloff, wife of Robert S. Nickoloff and 61,538 shares that may be acquired by Medical Innovation Partners ("MIP") upon conversion of a 9% Convertible Subordinated Debenture. Pursuant to a management agreement between MIF and Medical Innovation Capital, Inc. ("MICI"), MICI manages the assets of MIF. MICI's principal shareholders are Timothy I. Maudlin, Robert S. Nickoloff, and Mark B. Knudson, Ph.D. Investment and voting with respect to the securities holdings of MIF are made on the basis of recommendations by the general partners of MIP, the General Partner of MIF. Mr. Maudlin is Managing General Partner of MIP, Mr. Robert S. Nickoloff is the other General Partner of MIP and Mr. Knudson is a Limited Partner of MIP.

     MIF II is managed pursuant to an agreement with KMN, Inc., which is owned by Messrs. Knudson, Maudlin and Robert S. Nickoloff. Investment and voting decisions with respect to the securities holdings of MIF II are made on the basis of recommendation by the general partners of Medical Innovation Partners II ("MIP II"). Mr. Maudlin is the Managing General Partner, Mr. Knudson is the Managing Venture General Partner and Mr. Nickoloff is General Partner of MIP II.

     Mr. Robert S. Nickoloff is the father of Charles A. Nickoloff, an executive officer of the Company. Frank Solomon, a limited partner of MIF II, is the husband of Joy A. Solomon, the Chief Executive Officer of the Company.

 (6) Consists of 304,348 shares held by Frazier Healthcare Investments, L.P., 224,349 shares subject to currently exercisable warrants, 76,923 shares that may be acquired upon conversion of a 9% Convertible Subordinated Debenture held by Frazier & Company, L.P. and 26,087 shares held by Frazier & Company, L.P., and 6,250 shares pursuant to an exercisable option, subject to shareholder approval of Proposal 4, by Mr. Frazier. Mr. Frazier is the sole stockholder of Frazier & Company, Inc. which is
     (i) the managing member of Frazier Management, L.L.C., (ii) the managing member of Frazier & Company, L.P., (iii) the general partner of Frazier Healthcare Management, L.P. and (iv) the general partner of Frazier Healthcare Investments, L.P. As such, Mr. Frazier may be deemed to share voting and investment power with respect to such shares. Mr. Frazier disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares arising from his interest in the entities referred to herein.

 (7) Includes 350,000 shares in the name of Wayne William Mills, 70,000 shares that may be acquired upon conversion of a 9% Convertible Subordinated Debenture, 1,750 shares issuable upon the exercise of a warrant and 52,000 shares in the name of Tamara Kottom-Mills, his spouse. Mr. Mills shares voting and dispositive power with respect to 422,000 shares and has sole voting and dispositive power with respect to 51,750 shares.

 (8) Includes 11,217 shares issuable upon the exercise of a warrant, 13,750 shares subject to exercisable options and 30,769 shares that may be acquired upon conversion of a 9% Convertible Subordinated Debenture.
     Mr. Eibensteiner is a limited partner of MIP II, which is a general partner of MIF II, which owns 135,853 shares. Although such shares are included in Mr. Eibensteiner's holdings, Mr. Eibensteiner disclaims beneficial ownership of such shares. Included as part of the 13,750 shares subject to exercisable options are 12,500 shares subject to shareholder approval of Proposal 4. Upon such approval, these shares vest immediately.

 (9) Consists of all shares and warrants beneficially owned by Medical Innovation Partners and affiliates, excluding the holdings of Mark B. Knudson, his family and the holdings of Anne H. Nickoloff, 14,548 shares owned beneficially by Mr. Maudlin, 6,250 shares pursuant to an exercisable option, subject to shareholder approval of Proposal 4, and 25,150 shares owned by Mr. Maudlin's immediate family. Mr. Maudlin is the Managing General Partner of MIF and MIF II. As such, Mr. Maudlin may be deemed to share voting and investment power with respect to such shares. Mr. Maudlin disclaims beneficial ownership of such shares and warrants beneficially owned by MIP, MIF and MIF II except to the extent of his pecuniary interest in such shares arising from his interest in the entities referred to herein.

(10) Includes exercisable options to acquire 128,749 shares, 5,000 shares owned by Ms. Solomon in an IRA and 6,154 shares that may be acquired upon conversion of a 9% Convertible Subordinated Debenture.

(11) Represents direct ownership of 80,000 shares, based on available information to the Company through January 1997. Mr. Buck resigned as Chairman and Chief Executive Officer in August 1996 but continued as a non-officer employee until December 31, 1996. All his options immediately vested upon his resignation. As of March 31, 1997, Mr. Buck had outstanding unexercised options to purchase shares of the Company's Common Stock, but because all his unexercised options terminated on March 31, 1997, these options are omitted from the table.

(12) Includes exercisable options to acquire 16,250 shares.

(13) Includes exercisable options to acquire 7,500 shares and 30,769 shares that may be acquired upon conversion of a 9% Convertible Subordinated Debenture.

(14) Includes 20,000 shares that may be acquired upon conversion of a 9% Convertible Subordinated Debenture.

(15) Includes 485,599 shares subject to stock options and warrants currently exercisable or exercisable within 60 days after March 27, 1997, and 226,154 shares that may be acquired upon conversion of 9% Convertible Subordinated Debentures.

                  DETERMINATION OF NUMBER AND ELECTION OF DIRECTORS
                              PROPOSALS NO. 1 AND NO. 2

    The Bylaws of the Company provide that the number of directors to be elected shall be determined by the shareholders. The Board of Directors recommends that the number of directors to be elected at the 1997 Annual Meeting be set at seven (7). Subject to approval by the shareholders of that recommendation, seven (7) directors will be elected at the Annual Meeting, each to serve until the next Annual Meeting of Shareholders and/or until a successor has been duly elected and qualified.

NOMINEES FOR ELECTION

    Except where authority has been withheld by a shareholder, the enclosed proxy will be voted for the election of the seven nominees named below to the Company's Board of Directors for a term of one year and/or until their successors are duly elected and qualified. All nominees listed below are currently serving as directors. The terms of all current directors will expire at this Annual Meeting. In the event any one or more of the following named nominees shall unexpectedly become unable to serve on the Board, votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the Board of Directors.

    The following seven persons have been nominated by the Company's Board of Directors for election as directors at this Annual Meeting:

    Nicholas C. Bluhm         Alan D. Frazier         Joy A. Solomon
    Michael A. Brochu         Timothy I. Maudlin
    Ronald E. Eibensteiner    Charles A. Nickoloff

    Mr. Ronald G. Buck, a duly-elected Director in May 1996, resigned from the Board in August 1996 at the same time he stepped down as Chairman and CEO. The Board of Directors regretfully accepted his resignation from the Board. Mr. Maudlin was then elected Chairman and Ms. Solomon was appointed to the Board upon Mr. Buck's departure. Mr. Bluhm and Mr. Brochu were appointed to the Board in February 1997 and April 1997, respectively.

    The Board of Directors unanimously recommends a vote FOR each nominee.

    Under applicable Minnesota law, approval of the proposals to set the number of directors at seven (7) and to elect the nominees to the Board of Directors requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matters, or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

BUSINESS EXPERIENCE OF DIRECTORS

    The following sets forth information concerning the nominees for director, including their ages, principal occupations for at least the past five years and directorships with other public corporations.

    Nicholas C. Bluhm (45) was appointed to the Board in February 1997. He has been President and CEO of OneLink Communications, Inc. since May 1996. He has been President of Minneopa, Inc. since October 1990. Mr. Bluhm is also a director of MCI International Gateways and MCI Overseas Gateways, joint ventures between MCI Telecommunications and Minneopa, Inc.

    Michael A. Brochu (43) was appointed to the Board in April 1997. He has been President and COO of Sierra On-Line, Inc. since October 1995 and was CFO and Executive Vice President from July 1994. Prior to joining Sierra On-Line, Mr. Brochu served in the positions of Senior Vice President, CFO and COO at Burlington Environmental from 1987 until July 1994.

    Ronald E. Eibensteiner (46) has been a Director of the Company since February 1991. He is an independent financial consultant and is President of Wyncrest Capital, Inc., a corporation formed in January 1994 of which he is the sole shareholder. Mr. Eibensteiner is also a director of OneLink Communications, Inc., Reality Interactive, Inc. and Intranet Solutions, Inc.

    Alan D. Frazier (45) has been a Director of the Company since January 1994 and has been a principal of Frazier and Company, L.P. since August 1991.
 Mr. Frazier is a director of NeoPath, Inc., InControl, Inc. and Integrated Medical Resources, Inc.

    Timothy I. Maudlin (46) has been a Director of the Company since August 1991 and Chairman of the Board since August 1996. Mr. Maudlin has been Managing Partner of Medical Innovation Partners, a medical venture capital firm, since December 1988, and since 1982 he has been an officer of the affiliated management company of Medical Innovation Partners. Mr. Maudlin is a director of Curative Health Services, Inc.

    Charles A. Nickoloff (36) is a founder of the Company and has been a Vice President and Director since operations began in February 1991. The Board appointed Mr. Nickoloff acting Chief Financial Officer in April 1996.

    Joy A. Solomon (39) has been President and Chief Executive Officer since August 1996, and prior to such time, held the positions of Chief Operating Officer, Executive Vice President and Vice President, since joining the Company in July 1992. Ms. Solomon was previously Vice President of Sales and Marketing for Jostens, Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company held a total of nine meetings and acted by written unanimous actions five times during 1996. All directors attended at least 75% of the meetings of the Board of Directors and any committee on which such directors served during the period.

    The Board of Directors has designated two standing committees. The Audit Committee, consisting of Messrs. Eibensteiner and Maudlin, reviews the scope of the work and fees of the Company's independent auditors and meets with the Company's financial officers and independent auditors to review matters concerning the Company's financial statements and internal controls. The Audit Committee met two times during 1996. The Compensation and Stock Option Committee, consisting of Messrs. Eibensteiner, Frazier and Maudlin, reviews and determines the compensation, including base salary and bonus incentives for the executive officers, awards nonqualified stock options and administers and awards stock option grants under the Company's 1991 Stock Option Plan. None of the Compensation and Stock Option Committee members is eligible for grants under the plan. The Compensation and Stock Option Committee met four times during 1996. The Company does not have a Nominating Committee.

COMPENSATION OF DIRECTORS

    With one exception, the Company's directors receive no fees for attendance at meetings of the Board of Directors, but they are reimbursed for out-of-pocket expenses relating to their attendance. Mr. Brochu will be paid an annual fee of $10,000 for his services as a director and will be reimbursed for out-of-pocket expenses. The Company may provide cash compensation to other outside directors in the future. The Company also has a Director Option Plan and, upon shareholder approval of Proposal 4, the plan will be amended ("the Amended Plan"). Under the current plan, each Non-Employee Director, upon becoming a director, is granted options for 10,000 shares of Common Stock and thereafter receives options for an additional 1,000 shares on March 1 of each year. As unanimously approved at the September 1996 meeting of the Board and under the Amended Plan, each new Non-Employee Director will be granted options for 25,000 shares of Common Stock. In addition each Non-Employee Director will receive annual options for 5,000 shares on March 1 of each year, effective March 1, 1997. The exercise price for the options so granted is the fair market value of the Company's Common Stock on the date of the grant. The options expire on the tenth anniversary of the date of grant (or, on the fifth anniversary of such grant, for any director who is a party to a partnership or other agreement requiring a reduction in his compensation pursuant to such agreement based on the value of the options granted under the Director Option Plan). The exercise price for the grant of options to Non-Employee Directors on March 1, 1997, was $3.22. Messrs. Frazier and Maudlin each received a grant of options for 25,000 shares with an exercise price of $2.88 per share in recognition of their continued contributions to the development of the Company since its inception, subject to shareholder approval of Proposal 4. Messrs. Frazier and Maudlin have previously declined to accept their options, but have accepted the 25,000 share grant and the annual grant under the formula beginning in 1997. Mr. Eibensteiner received grants of options to purchase 10,000, 1,000 and 1,000 shares of Common Stock in March 1994, March 1995 and March 1996, respectively. In recognition of his efforts to assist the Company in its financing efforts, the Board awarded Mr. Eibensteiner a new grant of 25,000 shares with an exercise price of $2.88 per share of Common Stock, subject to shareholder approval of Proposal 4. In return, Mr. Eibensteiner relinquished his original option grant of 10,000 shares of Common Stock at $26 per share. Mr. Bluhm and Mr. Brochu both received the stock option grant for new Non-Employee Directors at the time of their election and Mr. Bluhm received the annual grant on March 1, 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Alan D. Frazier, a director of the Company, is a principal of Frazier & Company, L.P. In 1996, the Company paid Frazier and Company, L.P. a total of $25,000 for financial consulting services.

    In June 1995, upon recommendation of the Compensation Committee of the Board of Directors, the Company entered into an employment agreement with Mr. Buck. As part of Mr. Buck's agreement, the Company loaned Mr. Buck $200,000 at an interest rate of prime plus 1%. The loan plus accrued interest was to be repaid in June 1996, but a substantial amount remained outstanding on such date. In August 1996, Mr. Buck tendered his resignation as President, CEO, and as Chairman of the Board. As part of his separation agreement, Mr. Buck and the Company agreed to freeze the interest on his loan as of August 1, 1996, and no further interest shall accrue. Imputed interest, if any, is Mr. Buck's responsibility. The principal and interest balance Mr. Buck owes the Company will be paid by Mr. Buck over the period from April 1997 to June 1998 through a set-off against compensation payments to be made to Mr. Buck as part of the separation agreement. These compensation payments will continue through June 13, 1998. (See "Employment Agreements.")

                            EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to compensation paid or accrued by the Company for the fiscal years ended December 31, 1994, 1995 and 1996 to each person who served as the Company's Chief Executive Officer during 1996 and the only other person who served as an executive officer whose salary and bonus exceeded $100,000 in 1996.

                          SUMMARY COMPENSATION TABLE

                                                                                    Long Term
                                                                                   Compensation
                                                                                      Awards
                                                                                   ------------
                                            Annual Compensation                    Securities
                                                                    Other Annual    Underlying     All Other
             Name and                      ----------------------   Compensation     Options      Compensation
        Principal Position           Year  Salary ($)   Bonus ($)       ($)            (#)            ($)
-----------------------------------  ----  ----------   ---------   ------------   ------------   ------------
Joy A. Solomon (1)                   1996   171,000      21,000         ---          180,000          ---
 President and                       1995   171,000      45,000         ---           60,000         1,000
 Chief Executive Officer             1994   171,000        ---          ---             ---           ---

Ronald G. Buck (2)                   1996   194,000        ---          ---           30,000         2,000(3)
 Former Chairman                     1995   194,000        ---          ---           90,000         5,000
 and Chief Executive Officer         1994   194,000        ---          ---             ---          2,000

Charles A. Nickoloff                 1996    93,000      11,000         ---           25,000          ---
 Vice President, Secretary and       1995    90,000        ---          ---             ---            350
 Acting Chief Financial Officer      1994    90,000        ---          ---             ---            350

(1) Joy A. Solomon was appointed Chief Executive Officer in August 1996. She was previously President and COO.

(2) Ronald G. Buck was Chairman and Chief Executive Officer from 1991 until his resignation in August 1996.

(3) Constitutes insurance premium paid by the Company with respect to life insurance for the benefit of Mr. Buck.


    STOCK OPTION GRANTS

    The following table contains information concerning the grant of stock options during the fiscal year ended December 31, 1996, to the executive officers of the Company who are named on the Summary Compensation Table. The Company has not granted any stock appreciation rights.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                                    % of Total                                 Annual Rates of
                                      Number of   Options Granted                                Stock Price
                                       Shares           to                                       Appreciation
                                     Underlying    Employees in                                for Option Term
                                       Options        Fiscal        Exercise    Expiration   --------------------
Name                                   Granted         Year           Price        Date         5%         10%
-----------------------------------  -----------  ---------------  -----------  -----------  ---------  ---------
Joy A. Solomon (1)                      180,000         33%           $ 2.75       8/7/06     $311,303   $788,903
Ronald G. Buck (2)                       30,000          5%            13.13      1/22/06      247,722    627,775
Charles A. Nickoloff (3)                 25,000          5%             3.06       8/1/06       48,110    121,921

------------------------

(1) Certain of these options replace options granted in 1993, 1995 and 1996 (see 'Stock Option Repricing Table'). 25,000 shares vested immediately and an additional 2,083.33 shares vest monthly beginning on September 7, 1996, through the third anniversary date of the grant. An additional 25,000 shares vest five years from the date of grant or on such date as the closing price of the Company's Common Stock is at or above $5.00 per share for twenty consecutive trading days, if earlier. An additional 55,000 shares vest five years from the date of grant or on such date as the closing price of the Company's Common Stock is at or above $7.00 per share for twenty consecutive trading days, if earlier.

(2) Mr. Buck resigned from his position as Chairman and Chief Executive Officer in August 1996. These options vested upon his resignation and any unexercised options terminated on March 31, 1997.

(3) These options vest with respect to one-fourth of the underlying shares on each of the date of grant and on the first, second, and third anniversary dates of the grant.

    STOCK OPTION HOLDINGS

    The following table contains information concerning the number and value of stock options held as of December 31, 1996, by the executive officers of the Company named in the Summary Compensation Table. The value of unexercised options is determined by the difference between the market value of the Company's Common Stock at December 31, 1996, and the exercise price. No options were exercised by the executive officers named in the Summary Compensation Table during fiscal 1996. The Company has no outstanding stock appreciation rights.

                         FISCAL YEAR-END OPTION VALUES

                               Number of Shares
                            Underlying Unexercised       Value of Unexercised
                                   Options               In-the-Money Options
                            at Fiscal Year End (#)      at Fiscal Year End (1)
                          --------------------------  --------------------------
Name                      Exercisable  Unexercisable  Exercisable  Unexercisable
----------------------    -----------  -------------  -----------  -------------
Joy A. Solomon               118,333        146,667      $14,583       $64,166
Ronald G. Buck (2)           336,000           ---        87,500          ---
Charles A. Nickoloff          16,250         18,750          781         2,344


(1) Based on $3.1875 per share, which was the last sale price of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1996.

(2) Mr. Buck resigned as Chairman and Chief Executive Officer in August 1996. His options immediately vested on resignation and any unexercised options terminated on March 31, 1997.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Company's Compensation and Stock Option Committee are Non-Employee Directors Messrs. Eibensteiner, Frazier and Maudlin. Mr. Frazier is the managing partner of Frazier & Company L.P., an entity the Company paid $25,000 in 1996 for financial consulting services.

                         STOCK OPTION REPRICING TABLE

                                                                                                               LENGTH OF
                                                                       MARKET      EXERCISE                     ORIGINAL
                                                    SECURITIES        PRICE OF     PRICE OF                   OPTION TERM
                                                 UNDERLYING NUMBER    STOCK AT     STOCK AT        NEW        REMAINING AT
                                                OF OPTIONS REPRICED    TIME OF      TIME OF     EXERCISE        DATE OF
NAME AND POSITION                      DATE         OR AMENDED        REPRICING    REPRICING      PRICE        REPRICING
-----------------                    ---------  -------------------  -----------  -----------  -----------  ----------------
Joy A. Solomon                         8/7/96          20,000           $2.75        $14.50       $2.75         7.00 years
(Chief Executive Officer               8/7/96          40,000            2.75         17.75        2.75         7.25 years
  and President)                       8/7/96          40,000            2.75         13.13        2.75         9.30 years
                                       8/7/96          30,000            2.75          7.00        2.75         8.75 years

REPORT ON REPRICING OF OPTIONS

    In connection with the promotion of Joy A. Solomon to the position of Chief Executive Officer and election to the Board of Directors, the Company entered into an Employment Agreement with Ms. Solomon on August 7, 1996. Pursuant to the Agreement, the Company and Ms. Solomon agreed to (i) cancel options to purchase an aggregate of 130,000 shares of the Company's Common Stock ("Original Options"), which options were previously granted to Ms. Solomon between July 1993 and January 1996 and had exercise prices ranging between $7.00 and $17.75 per share, (ii) and grant options to purchase an aggregate of 180,000 shares of the Company's Common Stock ("Replacement Options") at $2.75 per share, the closing price reported on the Nasdaq National Market on such date. The terms of the Replacement Options are set forth in the table under "Option Grants During 1996 Fiscal Year."

    The Compensation and Stock Option Committee granted the Replacement Options to replace the Original Options in order to preserve an economic incentive for continued commitment to the Company's success.

                                  Ronald E. Eibensteiner
                                  Alan D. Frazier
                                  Timothy I. Maudlin
                                       Compensation and Stock Option Committee

COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING RULES

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports.

    To the Company's knowledge, based solely on a review of copies of reports filed with the SEC during 1996, all applicable Section 16(a) filing requirements were complied with except that Mr. Bluhm's Form 3 was filed late.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Company's Compensation and Stock Option Committee (the "Compensation Committee") is composed of the following three directors who are not executive officers of the Company: Ronald E. Eibensteiner, Alan D. Frazier and Timothy I. Maudlin. The Compensation Committee is authorized to review compensation arrangements for the executive officers of the Company and to administer the Company's 1991 Stock Option Plan (the "Option Plan"), including the award of options granted under the Option Plan. None of the members of the Compensation Committee has been or is eligible to receive options under the Option Plan. A separate Director Option Plan ("Director Plan") exists for Non-Employee Directors (See "Compensation of Directors" in this Proxy Statement.)

    The Committee has implemented a compensation program which it believes is fair to the shareholders, uses a basic philosophy of keeping the compensation mix weighted toward performance and is competitive in the Company's industry. The goals of the Company's executive compensation program are to provide compensation that will attract and retain the management talent required to achieve Company goals and objectives, to reward performance which results in achievement of Company goals and objectives and to encourage consistent, long-term growth in shareholder value.

    In determining compensation for executive officers of the Company during 1996, the Compensation Committee considered the following factors: (i) increased visibility of the Company as an electronic publisher of health and medical information for the consumer and professional medical markets, (ii) consummation of agreements with online providers and CD-ROM retail and OEM distributors consistent with the strategic goals of the Company, (iii) surveys of regional and national compensation levels of executives in companies of comparable size and development, (iv) necessity of maintaining salary differentials for successful recruitment, (v) compensation packages available in the marketplace to executive officers of comparable credentials in the electronic multimedia and telecommunications industry, and (vi) the individual performance of each executive officer in meeting corporate goals of sales, results of operations and strategic objectives within his or her area of assigned responsibility.

    The Company's executive officer compensation program includes three key components: base salary, annual cash incentive compensation based on corporate goals and objectives, and long-term incentive compensation in the form of options to acquire Common Stock. In addition, executive officers are entitled to participate in the Company's benefit plans such as the 401(k) Retirement, the Employee Stock Purchase Plan and health, dental, life and disability insurance plans generally available to other employees of the Company.

BASE SALARY

    The salaries of the Company's executive officers were determined by the Compensation Committee after considering the factors described above, together with recommendations from the President and Chief Executive Officer (for the executive officers other than herself) and other factors as deemed appropriate by the Compensation Committee.

    For 1996, the annual salaries for certain executive officers are set forth in the Summary Compensation Table. The Compensation Committee believes that the levels of compensation it has set for all executive officers are consistent with the responsibilities currently assumed by its executive officers. Salaries and incentive compensation are set to achieve targeted financial results and make available to the Company strategic alliances to ensure the Company's planned future development. The Committee periodically monitors and reviews executive compensation levels in comparable companies.

INCENTIVE COMPENSATION FOR 1996

    The Company's 1996 Management Bonus Plan (the "Bonus Plan") was based on reaching benchmarks in three areas: number of agreements with online service providers with links to the Company's MAYO HEALTH O@SIS-SM- Web site, annual net revenues and net profit (loss) for the year. The Bonus Plan was intended to provide a direct cash incentive to executives and managers for the achievement of corporate performance goals. No incentive is paid for the achievement of individual performance goals unless certain levels of corporate performance are achieved. Potential payouts were based on the Company's financial objectives, approved by the Chief Executive Officer.

STOCK INCENTIVE

    In 1996, the Compensation Committee awarded options for 180,000 shares to Ms. Solomon, 30,000 shares to Mr. Buck and 25,000 shares to Mr. Nickoloff.
In considering the grants to Ms. Solomon, Mr. Buck and Mr. Nickoloff, the Compensation Committee considered the importance of these executive officers to the long-term success of the Company. Excluding the option grants to Ms. Solomon and Messrs. Buck and Nickoloff, the Compensation Committee also made option grants in August 1996 and October 1996 to 19 key employees and two executive officers.

EMPLOYMENT AGREEMENTS

    In August 1996, the Compensation Committee negotiated an employment agreement with Ms. Solomon and a termination agreement with Mr. Buck.

    Ms. Solomon's employment agreement has a term of two years during which Ms. Solomon will serve as President and Chief Executive Officer of the Company, with automatic renewals unless one party gives notice to terminate. Under the Agreement, Ms. Solomon will receive an annual base salary of $171,000, subject to annual review of such amount. In addition, Ms. Solomon is entitled to participate in any incentive compensation plan established by the Board of Directors. Ms. Solomon also received options to purchase up to 180,000 shares of the Company's Common Stock, 130,000 of which replaced previously granted options. The Agreement contains a non-compete clause which covers the term of Ms. Solomon's employment and extends for 12 months from the date of termination. In the event Ms. Solomon is terminated without cause, she is entitled to receive her base salary for 12 months or through August 7, 1998, if longer. These payments made after termination will be reduced by any compensation received by Ms. Solomon as an employee or consultant for another party.

    Mr. Buck's termination agreement was effective as of August 1, 1996 when he resigned as Chief Executive Officer of the Company and Chairman of the Board. Mr. Buck continued as a non-officer employee until December 31, 1996, and thereafter he has been a consultant to the Company and will continue in such role through June 14, 1998. The termination agreement contains a non-compete clause which extends to December 31, 1997.

    In consideration of such covenant not to compete, the Company agreed to make monthly payments (equal to his monthly base salary as of August 1, 1996, of $16,100) through December 1997, or until Mr. Buck obtains certain employment which does not violate the covenant not to compete. Such compensation is reduced both by any compensation received by Mr. Buck from other employers and, for the period of April 1997 through June 1998, by principal and interest amounts owed to the Company pursuant to an outstanding promissory note (with an outstanding principal and interest amount of $230,000 owed by Mr. Buck to the Company).

EXECUTIVE OFFICER COMPENSATION

    Joy A. Solomon has been President since May 1996 and Chief Executive Officer of the Company since August 1996 and has been an executive officer of the Company since July 1992. For fiscal 1996, the Compensation Committee set Ms. Solomon's salary at $171,000 which represented no increase from 1995.
Ms. Solomon earned in fiscal 1996 a bonus of $21,000 under the 1996 Management Bonus Plan due to the Company meeting certain of its corporate performance goals. Stock options granted to Ms. Solomon during fiscal 1996 are consistent with the design of the overall program and are shown in the Summary Compensation Table.

    The Compensation Committee believes that the two year employment agreement given to Ms. Solomon in 1996 which includes options for 180,000 shares of the Company's Common Stock, fairly compensates Ms. Solomon and reflects (i) her experience and leadership with respect to the Company's future and (ii) her role in a growing company.

    Mr. Buck was paid a salary of $194,000 for 1996 and earned no bonus. Mr. Buck left the Company in August 1996.

    Section 162(m) of the Internal Revenue Code imposes an annual deduction limitation of $1.0 million on the compensation of certain executive officers of publicly-held companies. The Compensation Committee does not believe that the Section 162(m) limitation will materially affect the Company in the near future based on the level of compensation of the executive officers.

                             Ronald E. Eibensteiner
                             Alan D. Frazier
                             Timothy I. Maudlin
                                Compensation and Stock Option Committee

                      COMMON STOCK PRICE PERFORMANCE CHART

    The following graph shows a quarterly comparison of the cumulative total return for the Company, the Nasdaq U.S. Companies Index and the Nasdaq Computer and Data Processing Services Stock Index for the period from October 14, 1993, (the date on which the Company's Common Stock became a designated stock on the Nasdaq National Market) to December 31, 1996. The Nasdaq Computer and Data Processing Services Stock Index is prepared by Nasdaq and includes all companies in the Standard Industry Code 737 (computer programming, data processing, and other computer-related services) which are included in the Nasdaq U.S. Companies Index. A list of the companies included in the Nasdaq Computer and Data Processing Services Stock Index is available from the Company upon request. The graph assumes that $100 was invested on October 14, 1993.

                                    [GRAPH]

                                       NASDAQ Stock      NASDAQ Computer and
               IVI PUBLISHING, INC.    Market (U.S.)     Data Processing Stocks
               ----------------------------------------------------------------
10/14/93                        100                   100                   100
12/31/93                201.7241379           98.93936876           97.51181510
3/31/94                 165.5172414           94.77794393           98.85961189
6/30/94                 113.7931034           90.34750409           96.74284440
9/30/94                 101.7241379           97.82770380           107.7062518
12/31/94                79.31034483           96.71168712           118.3783278
3/31/95                 56.89655172           105.4309383           133.2580428
6/30/95                 48.06068966           120.5946814           157.9463902
9/30/95                 67.24137931           135.1199095           172.5354933
12/31/95                90.51724138           136.7684176           180.2844256
3/31/96                 94.82758621           143.1571285           188.7510161
6/30/96                 50.86206897           154.8422702           209.8033574
9/30/96                 19.82758621           160.3562866           213.9803046
12/31/96                21.98275862           168.2364484           222.6439932

                      APPOINTMENT OF INDEPENDENT AUDITORS
                                PROPOSAL NO. 3

    Ernst & Young LLP has been the Company's independent auditors since its inception and has been recommended by the Board of Directors to be the Company's independent auditors for the year ending December 31, 1997. A representative of Ernst & Young LLP will be present at the Annual Meeting, afforded the opportunity to make a statement and available to respond to questions.

    The Board of Directors unanimously recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 1997.

             APPROVAL OF AN AMENDMENT TO THE DIRECTOR OPTION PLAN
                                PROPOSAL NO. 4
AMENDMENT

    On March 7, 1994, the Board adopted the Director Option Plan (the "Plan") to provide for the granting of options to directors who are not employees of the Company ("Non-Employee Directors"). The shareholders approved the Plan at the 1994 Annual Meeting. On September 16, 1996, the Board amended the Plan to (i) increase the number of shares for issuance under the Plan from 100,000 to 300,000; (ii) increase the options from 10,000 to 25,000 shares for options granted to Non-Employee Directors upon initial election to the Board; (iii) increase the annual options granted to Non-Employee Directors from 1,000 to 5,000 shares; and (iv) permit grants of options under the Plan other than pursuant to the formula (the "Amendment").

    As of April 10, 1997, the Company had outstanding nonqualified options for the purchase of an aggregate of 147,000 shares of the Company's Common Stock with an average exercise price of $3.02 per share granted under the Plan. No options granted under the Plan have been exercised as of April 10, 1997.

    The Board believes that granting fairly-priced stock options to the Non-Employee Directors increases their proprietary interest in the Company's success and enables the Company to attract and retain qualified individuals. The Board therefore recommends that all shareholders vote FOR the Amendment.

SUMMARY OF DIRECTOR OPTION PLAN

    A general description of the basic features of the Plan is presented below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon written request to Charles A. Nickoloff, the Company's Vice President, Secretary and Acting Chief Financial Officer.

    PURPOSE. The purpose of the Plan is to promote the success of the Company by facilitating the retention of competent directors and by furnishing incentive to Non-Employee Directors of the Company, upon whose efforts the success of the Company depends to a large degree.

    TERM.  No options shall be granted under the Plan after March 6, 1999.

    ADMINISTRATION. The Plan is administered by the Board of Directors; however, the options which are granted pursuant to the formula are granted without any further action by the Board of Directors.

    ELIGIBILITY. Only Non-Employee Directors are eligible to receive nonqualified stock options. As of April 10, 1997, the Company had five Non-Employee Directors.

    OPTIONS. If the Amendment is approved, the Plan will provide that each Non-Employee Director shall be automatically granted an option to purchase
(i) 25,000 shares on the date such Non-Employee Director first becomes a member of the Board of Directors and (ii) 5,000 shares on March 1 of each year thereafter.

    As amended, in addition to the automatic option grants, the Non-Employee Directors are eligible to receive additional nonqualified stock options pursuant to the Plan in the sole discretion of the Board. When an option is granted under the Plan outside of the formula, the Board, at its discretion, specifies the terms.

    The options granted under the Plan pursuant to the formula vest to the extent of one-fourth of the option shares immediately and on each of the first, second and third anniversaries of the date of grant; provided, however, that the options may be exercised as to the vested shares during the term of the option beginning six months and one day after the date of grant. All options granted pursuant to these provisions are granted at a per share exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, which is the closing sales price on the Nasdaq National Market, and shall expire on the earlier of (i) ten (10) years after the date of grant (provided, however that options granted a Non-Employee Director who is a party to a partnership or other agreement requiring a reduction in compensation pursuant to such agreement based on the value of options granted under the Plan, shall have a five-year term), and (ii) one (1) year after the Non-Employee Director ceases to be a director for any reason.

    The optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then "fair market value" as defined in the Plan. The Plan does not provide for the transfer during the lifetime of the optionee of any option granted under the Plan.

    AMENDMENT. The Board of Directors may from time to time suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that, without shareholder approval, the Plan may not be amended to (i) increase the number of shares subject to the Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events; (ii) decrease the exercise price for shares subject to options granted under the Plan; (iii) extend the period during which options may be granted; or (iv) change the requirements as to the class of persons eligible to receive options. The Plan may not be amended to change the number of shares under the formula grants more frequently than once every six months other than to comply with changes in the Internal Revenue Code or the rules and regulations thereunder.

    The Board of Directors will equitably adjust the maximum number of shares of Common Stock reserved for issuance under the Plan, the number of shares covered by each outstanding option and the option price per share in the event of stock splits or consolidations, stock dividends or other transactions in which the Company receives no consideration. Generally, the Board of Directors may also provide for the protection of optionees in the event of a merger, liquidation or reorganization of the Company.

    FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. Under present law, an optionee will not realize any taxable income on the date a nonqualified stock option is granted to the optionee pursuant to the Plan. Upon exercise of the nonqualified stock option, however, the optionee will realize, in the year of exercise, ordinary income to the extent of the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will be entitled to a tax deduction in its fiscal year in which nonqualified stock options are exercised, equal to the amount of compensation required to be included as ordinary income by those optionees exercising such options.

    PLAN BENEFITS. Except for the automatic grants to Non-Employee Directors which are subject to shareholder approval at the Annual Meeting as set forth below, future options are not determinable at this time. Also, future benefits and dollar value under the Plan cannot be determined at this time. The table below shows the total number of shares underlying stock options that have been granted under the Plan as of April 10, 1997, including those subject to shareholder approval of the Amendment, to the directors who are not executive officers. The named executive officers and the current executive officers and current employees who are not executive officers are not eligible to receive options under the Plan and have been omitted from the table below.

                                                  Shares of Common Stock
   Name and Position/Group                      Underlying Options Received
   ------------------------                     ---------------------------
   Current Directors who are not                         147,000 (1)
     Executive Officers as a Group (5 persons)

    (1) Includes automatic options granted pursuant to the amended formula to each of Ronald Eibensteiner, Nicholas Bluhm, Timothy Maudlin and Alan Frazier for 5,000 shares and Nicholas Bluhm and Michael Brochu for 25,000 shares, which options will be deemed to be for 1,000 and 10,000 shares, respectively, if the shareholders do not approve the Amendment. Also includes 25,000 shares pursuant to grants outside of the formula under the Plan and which are subject to shareholder approval of Proposal 4, to each of Ronald Eibensteiner as recognition of his efforts to assist the Company in its financing efforts and to Timothy Maudlin and Alan Frazier for their continued efforts in the development of the Company since its inception. Also includes two, 1,000 share grants accepted by Mr. Eibensteiner on March 1 of 1995 and 1996, pursuant to the formula provisions of the Plan, which grants were previously declined by Mr. Maudlin and Mr. Frazier.

    VOTE REQUIRED. The Board of Directors recommends that the shareholders approve the Amendment to the Plan. Under applicable Minnesota law, approval of the Amendment to the Plan requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

    The Board of Directors unanimously recommends a vote FOR the proposal to approve the Amendment to the Director Option Plan as stated above.

                                OTHER MATTERS

    The Board of Directors does not intend to present at the Annual Meeting any other matters not referred to above and does not presently know of any matters that may be presented at the Annual Meeting. If, however, any matters are properly presented at the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

                     SUBMISSION OF SHAREHOLDER PROPOSALS

    Any proposal of a shareholder intended to be presented for action at the 1998 Annual Meeting by any shareholder of the Company must be received by Thomas R. King, Fredrikson & Byron P.A., 1100 International Centre, 900 Second Avenue South, Minneapolis, Minnesota 55402 not later than December 26, 1997, in order for such proposal to be included in the Company's Proxy Statement and form of proxy for the 1998 Annual Meeting. The Company shall not be required to include in its Proxy Statement and form of proxy for the 1998 Annual Meeting any shareholder proposal which does not meet all of the requirements then in effect for inclusion.

                           SOLICITATION OF PROXIES

    A copy of the Annual Report of the Company for the year ended December 31, 1996, has been mailed with this Proxy Statement to each shareholder. Additional copies of the Annual Report, the Notice of Annual Meeting, the Proxy Statement and the accompanying Proxy may be obtained from Investor Relations or the Chief Financial Officer, at the offices of the Company.

    The cost of preparing, assembling and mailing this Proxy Statement, the notice, the form of Proxy and other material which may be sent to the shareholders will be borne by the Company. In addition, directors, officers and regular employees of the Company, at no additional compensation, may solicit proxies by telephone, telegram or in person. Upon request, the Company will reimburse brokers and other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material in and obtaining authorization from beneficial owners of the Company's Common Stock to give proxies.

    In order to assure the presence of the necessary quorum at the Annual Meeting, please sign and mail the enclosed Proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of the Proxy will not prevent you from attending the meeting and voting in person, should you desire to attend.

                                  FORM 10-K

    THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF IVI PUBLISHING, INC., 7500 FLYING CLOUD DRIVE, MINNEAPOLIS, MINNESOTA 55344. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF MARCH 27, 1997, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS.

                                  By Order of the Board of Directors

                                  /s/  Joy A. Solomon
                                  -------------------------------
                                  Joy A. Solomon
                                  President and Chief Executive Officer

April 30, 1997

     Please date, sign and mail your proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                             IVI PUBLISHING, INC.

                                 May 22, 1997


               Please Detach and Mail in the Envelope Provided

/X/ Please mark your votes as in this example.

                    FOR all nominees          WITHHOLD
                    listed at right (except   AUTHORITY to           Nominees: Nicholas C. Bluhm
                    as marked to the          vote for all nominees            Michael A. Brochu
                    contrary below)           listed at right                  Ronald E. Eibensteiner
2.  To elect                                                                   Alan D. Frazier
    members of the             / /                 / /                         Timothy I. Maudlin
    Board of                                                                   Charles A. Nickoloff
    Directors:                                                                 Joy A. Solomon

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through such nominee's name listed at right.)

                                                                                 FOR     AGAINST   ABSTAIN

1.  To set the number of directors to be elected at seven (7);                   / /       / /       / /

3.  To ratify the appointment of Ernst & Young LLP as the
    independent auditors for the Company for the year ending                     / /       / /       / /
    December 31, 1997;

4.  To amend the Director Option Plan as set forth in the Proxy                  / /       / /       / /
    Statement.

    The Proxies are authorized to vote in their discretion with respect to any other matter that may properly come before the meeting or any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE___________________ Dated _______________, 1997     SIGNATURE___________________ Dated _______________, 1997

Note:     Please sign exactly as name appears above.  When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.  If as a corporation, sign the full corporate name by a duly authorized officer.  If as a partnership, please sign in partnership name by authorized person.

                                    PROXY
                             IVI PUBLISHING, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Charles A. Nickoloff and Joy A. Solomon, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated on the reverse, all the shares of Common Stock, $.01 par value of IVI Publishing, Inc. held of record by the undersigned on March 27, 1997, at the Annual Meeting of Shareholders to be held on May 22, 1997, or any postponements or adjournments thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, AND 4. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

                        (To be Signed on Reverse Side)

                             IVI PUBLISHING, INC.
                             DIRECTOR OPTION PLAN
               (AMENDED AND RESTATED AS OF SEPTEMBER 16, 1996)

1.  PURPOSE.

    The purpose of the IVI Publishing Director Option Plan (the "Plan") is to attract and retain outstanding individuals as directors of IVI Publishing, Inc. (the "Company") and to provide them with an equity interest in the Company.

2.  ADMINISTRATION.

    The Plan will be administered by the Board of Directors of the Company. The Board of Directors shall interpret the plan, prescribe, amend and rescind rules and regulations relating thereto, and make all other determinations necessary or advisable for the administration of the Plan. The grant of options shall be only as described herein.

3.  PARTICIPANTS.

    Participants in the Plan will consist solely of the members of the Company's Board of Directors who are not now and have not been full-time employees of the Company or any of its subsidiaries (collectively the "Non-Employee Directors" and individually a "Non-Employee Director").

4.  SHARES RESERVED UNDER THE PLAN.

    There is hereby reserved for issuance under the Plan, subject to the adjustments under paragraph 10 and the approval of a majority of shareholders, an aggregate of 300,000 shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock"). If there is a lapse, expiration, termination or cancellation of any Option (as defined in paragraph 5 below) awarded under the Plan without the issuance of shares of Common Stock, the shares subject to or reserved for such Option may again be used for new Options under this Plan, provided that in no event may the number of shares issued under this Plan exceed the total number of shares reserved for issuance hereunder.

5.  NON-QUALIFIED STOCK OPTION AWARDS.

    (a) Subject to the approval of the amendment of this provision by the shareholders, beginning on September 16, 1996, each new Non-Employee Director shall receive a non-qualified stock option (the "Option") to purchase (i) an Option for twenty-five thousand (25,000) shares of Common Stock on the date a Non-Employee Director first becomes a member of the Board of Directors and (ii) each Non-Employee Director shall receive an option for 5,000 shares of Common Stock on March 1 of each year thereafter prior to termination of the Plan.

    (b) Subject to the approval of the amendment of this provision by the shareholders, beginning on September 16, 1996, the Board may, from time to time grant options to Non-Employee Directors outside of the formula plan in 5(a).

6.  TERMS OF THE OPTIONS.

    (a) Options Granted Pursuant to Paragraph 5(a). The exercise price for an Option awarded under paragraph 5(a) of this Plan shall be the Fair Market Value per share of the Common Stock on the date on which the Non-Employee Director is automatically entitled to the grant of an Option or, if such date is not a business day, the immediately preceding business day on which the Fair Market Value of the Common Stock can be determined. An Option granted under paragraph 5(a) of this Plan shall vest as to one-quarter of the underlying shares of Common Stock immediately upon grant and shall vest as to the remaining underlying shares one-quarter on each of the first, second and third anniversaries of the date of grant. The period during which an Option is awarded under paragraph 5(a) of this Plan may be exercised as to vested shares shall commence six months and one day after the date on which the Non-Employee Director is entitled to receive such Option. The term of the Option expires on the earlier of (i) ten (10) years after the date on which the Non-Employee Director is entitled to receive the Option (five (5) years in the case of a Non-Employee Director who is a party to a partnership or other agreement requiring a reduction in compensation pursuant to such agreement based on the value of options granted under this Plan), or (ii) one
(1) year after such Non-Employee Director ceases to be a member of the Company's Board of Directors. The term "Fair Market Value" shall mean the last reported sales price on the Nasdaq National Market if the Common Stock is traded on the Nasdaq National Market or SmallCap Market or the closing price of the Common Stock on a national exchange if the Common Stock is traded on a national exchange. Payment for shares of Common Stock purchased upon the exercise of an Option must be made in full at the time the Option is exercised.

    (b) Options Granted Pursuant to Paragraph 5(b). The Board of Directors, in its sole discretion, shall set the terms of an Option at the time of grant. Payment for shares of Common Stock purchased upon the exercise of an Option must be made in full at the time the Option is exercised.

7.  NON-TRANSFERABILITY.

    Each Option awarded under this Plan shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the participant's lifetime, only by the participant or the participant's guardian or legal representative.

8.  TERM OF PLAN.

    No Options shall be awarded under this Plan after March 6, 1999.

9.  TAXES.

    The Company shall be entitled to withhold from directors' fees, if any, or to be paid the amount of any tax attributable to any shares deliverable upon exercise of any Option awarded under this Plan after giving the person entitled to receive such shares notice as far in advance as practicable, and the Company may defer making delivery if any such tax may be pending unless and until indemnified to its satisfaction.

10. ADJUSTMENT PROVISIONS.

    If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as stock dividends or stock splits), the total number of shares reserved for issuance under the Plan and the number of shares covered by such outstanding Option shall be adjusted so that the aggregate consideration payable to the Company shall not be changed. The Board of Directors shall also have the right to provide for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

11. AMENDMENT AND TERMINATION OF THE PLAN.

    The Board of Directors may amend this Plan from time to time or terminate the Plan at any time except that without the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present and entitled to vote at a meeting at which a quorum is present, the Board of Directors may not amend the Director Option Plan (a) to increase the aggregate number of shares of Common Stock which may be issued or sold under the Director Option Plan (except such number of shares may be adjusted in the event of a recapitalization, stock dividend or similar event), (b) to decrease the exercise price for shares subject to options granted under the Director Option plan, (c) to extend the period during which the options may be granted, or (d) to change the requirements as to the class of persons eligible to receive options. Paragraph 5(a) of this Plan may not be amended more frequently than once every six months other than to comply with changes in the Internal Revenue Code of 1986, as amended, or the rules or regulations thereunder.

12. SHAREHOLDER APPROVAL.

    This Plan, originally adopted by the Board of Directors of the Company on March 7, 1994, was amended by the Board on September 16, 1996, and such amendment is subject to approval by the Shareholders of the Company. The amendment to this Plan and any Options granted under the Plan, as amended, shall be null and void if shareholder approval of the amendment is not obtained within twelve (12) months of its adoption.